SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
November 3, 2021

Loyalty Ventures Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40776	87-1353472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, Texas 75024
(Address and Zip Code of Principal Executive Offices)

(972) 338-5170
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LYLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01.  Entry into a Material Definitive Agreement.

Completion of Separation of Loyalty Ventures from ADS

On November 5, 2021 (the “Distribution Date”), after the Nasdaq Global Select Market closing, the previously-announced separation (the “Separation”) of Loyalty Ventures Inc. (“Loyalty Ventures”) from Alliance Data Systems Corporation (“ADS”) was completed. The separation of Loyalty Ventures, which comprises the LoyaltyOne segment of ADS, was achieved through ADS’ distribution (the “Distribution”) of 81% of the shares of Loyalty Ventures common stock to holders of ADS common stock as of the close of business on the record date of October 27, 2021 (the “Record Date”). ADS stockholders of record received one share of Loyalty Ventures common stock for every two and a half shares of ADS common stock. Following the Distribution, Loyalty Ventures became an independent, publicly-traded company with its common stock listed under the symbol “LYLT” on the Nasdaq Global Select Market, and ADS retains a 19% ownership interest in Loyalty Ventures.

In connection with the Separation, Loyalty Ventures entered into several agreements with ADS on November 3, 2021 with respect to the Separation and Distribution Agreement and November 5, 2021 as to the remainder, that, among other things, effect the Separation and provide a framework for its relationship with ADS after the Separation, including the following agreements:

•	A Separation and Distribution Agreement;
•	A Tax Matters Agreement;
•	A Transition Services Agreement;
•	An Employee Matters Agreement; and
•	A Registration Rights Agreement.

Separation and Distribution Agreement

The Separation and Distribution Agreement governs the overall terms of the Separation. Generally, the Separation and Distribution Agreement includes ADS’ and Loyalty Ventures’ agreements relating to the restructuring steps taken to complete the Separation, including the assets and rights transferred, liabilities assumed and related matters.

The Separation and Distribution Agreement provides for ADS and Loyalty Ventures to transfer specified assets between the companies that operate the LoyaltyOne segment of ADS after the Distribution, on the one hand, and ADS’ remaining businesses, on the other hand. The Separation and Distribution Agreement requires ADS and Loyalty Ventures to use commercially reasonable efforts to obtain consents and approvals required to assign the assets and liabilities transferred pursuant to the Separation and Distribution Agreement.

Unless otherwise provided in the Separation and Distribution Agreement or any of the related ancillary agreements, all assets were transferred on an “as is, where is” basis. Generally, if the transfer of any assets or any claim or right or benefit arising thereunder required a consent that was not obtained before the Distribution, or if the transfer or assignment of any such asset or such claim or right or benefit arising thereunder was ineffective or adversely affected the rights of the transferor thereunder, the party retaining any asset that otherwise would have been transferred shall hold such asset in trust for the use and benefit of the party entitled thereto and retain such liability for the account of the party by whom such liability is to be assumed, and take such other action in order to place such party, insofar as reasonably possible, in the same position as would have existed had such asset or liability been transferred prior to the Distribution.

In addition, the Separation and Distribution Agreement governs the treatment of indemnification, insurance and litigation responsibility and management. Generally, the Separation and Distribution Agreement provides for uncapped cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of the LoyaltyOne business with Loyalty Ventures and financial responsibility for the obligations and liabilities of ADS’ retained businesses with ADS. The Separation and Distribution Agreement also establishes procedures for handling claims subject to indemnification and related matters.

Tax Matters Agreement

The Tax Matters Agreement governs ADS’ and Loyalty Ventures’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of the failure of the Distribution (and certain related transactions) to qualify for tax-free treatment for U.S. federal income tax purposes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

In general, the Tax Matters Agreement governs the rights and obligations that ADS and Loyalty Ventures have after the Separation with respect to taxes for both pre- and post-Separation periods. Under the Tax Matters Agreement, ADS generally is responsible for all of the pre-Separation taxes of Loyalty Ventures and its subsidiaries (“Loyalty Ventures Group”) and is entitled to all the Loyalty Ventures Group’s pre-Separation refunds, and Loyalty Ventures is generally responsible for all post-Separation taxes with respect to the Loyalty Ventures Group.

The Tax Matters Agreement further provides that:

•
Loyalty Ventures generally indemnifies ADS against (i) taxes arising in the ordinary course of business for which Loyalty Ventures is responsible (as described above), (ii) any liability or damage resulting from a breach by Loyalty Ventures or any of its affiliates of a covenant or representation made in the Tax Matters Agreement and (iii) taxes resulting from the failure of the Distribution (and certain related transactions) to qualify for tax-free treatment that are attributable to certain of Loyalty Ventures’ actions; and

•
ADS indemnifies Loyalty Ventures against (i) taxes for which ADS is responsible under the Tax Matters Agreement (as described above) and (ii) any liability or damage resulting from a breach by ADS or any of its affiliates of a covenant or representation made in the Tax Matters Agreement.

In addition to the indemnification obligations described above, the indemnifying party is generally required to indemnify the indemnified party against any interest, penalties, additions to tax, losses, assessments, settlements or judgments arising out of or incident to the event giving rise to the indemnification obligation, along with costs incurred in any related contest or proceeding.

Further, the Tax Matters Agreement generally prohibits Loyalty Ventures and Loyalty Ventures’ affiliates from taking certain actions that could cause the Separation and certain related transactions to fail to qualify for their intended tax treatment, including during the two-year period following the date of the Distribution:

•	Discontinuing the active conduct of Loyalty Ventures’ trade or business;
•	Issuance or sale of stock or other securities (including securities convertible into Loyalty Ventures stock but excluding certain compensatory arrangements);
•	Causing or permitting certain business combination transactions to occur;
•
Amending Loyalty Ventures’ certificate of incorporation (or other organizational documents) or taking any other action, whether through a stockholder vote or otherwise, affecting the voting rights of Loyalty Ventures’ common stock; and

•	Entering into certain corporate transactions that could jeopardize the tax-free treatment of the Distribution.

In the event that the Separation and certain related transactions fail to qualify for their intended tax treatment, in whole or in part, and ADS is subject to tax as a result of such failure, the Tax Matters Agreement will determine whether ADS must be indemnified for any such tax by Loyalty Ventures. As a general matter, under the terms of the Tax Matters Agreement, Loyalty Ventures is required to indemnify ADS for any tax-related losses in connection with the Separation due to any action by Loyalty Ventures or any of Loyalty Ventures’ subsidiaries following the Separation. Therefore, in the event that the Separation and/or related transactions fail to qualify for their intended tax treatment due to any action by Loyalty Ventures or any of Loyalty Ventures’ subsidiaries, Loyalty Ventures will generally be required to indemnify ADS for the resulting taxes.

Transition Services Agreement

The Transition Services Agreement sets for the terms on which each of Loyalty Ventures and ADS will provide certain historically shared services to the other, on a transitional basis. Transition services will include various corporate, administrative and information technology services. Both parties are obligated, subject to certain customary exceptions, to provide such services (“TSA Services”) in substantially the same manner as such services have been provided during the 12-month period prior to the distribution. Subject to certain conditions, and upon the mutual agreement of the parties, certain additional TSA Services may be included under the agreement. The service provider is obligated to use its reasonable best efforts to obtain any third-party consents necessary to provide the TSA Services, and shall bear the one-time costs of obtaining any such required consents.

The terms for which such TSA Services must be provided vary on a service-by-service basis, generally ranging from three months to two years. Subject to certain conditions, the term of certain TSA Services may be extended (up to a certain maximum duration) upon the service recipient’s request and the service recipient may terminate certain of the TSA Services, or any portion thereof, upon 60 days’ prior written notice to the service provider. The TSA Service agreement may be terminated by either party in the event of an uncured material breach of the other party or if the other party becomes subject to certain insolvency events.

The fees for such TSA Services also vary on a service-by-service basis, and for certain TSA services include both a service fee and a FTE fee. Additionally, the service recipient is obligated to pay certain service recipient-funded payments. Each party shall indemnify the other party for claims arising from gross negligence, fraud or willful misconduct. Subject to certain customary exceptions, each party’s liability is capped at the amount of fees actually paid by the other party as service recipient under the agreement.

Employee Matters Agreement

The Employee Matters Agreement governs each of ADS and Loyalty Ventures’ respective compensation and benefit obligations with respect to current and former employees, directors and consultants. The Employee Matters Agreement sets forth general principles relating to employee matters in connection with the Separation, such as the assignment of employees, the assumption and retention of liabilities and related assets, expense reimbursements, workers’ compensation, leaves of absence, the provision of comparable benefits, employee service credit, the sharing of employee information and duplication or acceleration of benefits.

The Employee Matters Agreement generally allocates liabilities and responsibilities relating to employment, compensation and benefits-related matters, with (i) ADS generally retaining liabilities (both pre- and post-Distribution) and responsibilities with respect to (a) ADS employees and participants who will remain with (or who will otherwise transfer to) ADS and former employees who were last actively employed by ADS primarily in its business and (b) benefit plans and programs sponsored by ADS and (ii) Loyalty Ventures generally assuming liabilities (both pre- and post-Distribution) and responsibilities with respect to (a) employees and participants who will transfer with or be hired by Loyalty Ventures in connection with the Separation and former employees who were last actively employed primarily with Loyalty Ventures and (b) benefit plans and programs sponsored by Loyalty Ventures. The Employee Matters Agreement provides that, subject to the terms of the Transition Services Agreement, following the Distribution, Loyalty Ventures active employees generally will no longer participate in benefit plans sponsored or maintained by ADS and will commence participation in Loyalty Ventures benefit plans.

In addition, during the period beginning on the Distribution and ending on the date that the Transition Services Agreement is terminated, each of ADS and Loyalty Ventures will be subject to mutual no-hire and non-solicit restrictions, subject to certain exceptions set forth in the Employee Matters Agreement.

Effective on or prior to the Distribution, except as otherwise expressly provided in the Employee Matters Agreement, the Transition Services Agreement or otherwise agreed between ADS and Loyalty Ventures, the employment of each non-U.S. Loyalty Ventures employee will be continued by Loyalty Ventures and each U.S. Loyalty Ventures employee will, immediately following the Distribution, terminate employment with ADS and immediately commence employment with Loyalty Ventures or one of its subsidiaries, and Loyalty Ventures or one of its subsidiaries will generally assume responsibility for any individual employment, retention, severance or similar agreements applicable to such Loyalty Ventures employee. Any employees who transfer to or are hired by Loyalty Ventures following the Distribution Date (including in connection with any transition services) will be deemed a Loyalty Ventures employee as of the date of such transfer or hire, and any employees who transfer from Loyalty Ventures to ADS following the Distribution (including in connection with any transition services) will be deemed an  ADS employee as of the date of such transfer.

Each Loyalty Ventures employee participating in a cash bonus plan maintained by ADS in respect of the 2021 fiscal year will be credited with service for any time the Loyalty Ventures employee provided services to ADS between January 1, 2021 and the Distribution, subject to the terms of the applicable bonus plan and actual achievement of applicable performance goals determined as of the end of the performance period. The actual fiscal year 2021 cash bonuses payable to Loyalty Ventures employees will be paid by Loyalty Ventures in accordance with the terms of the applicable ADS cash bonus plan, and ADS will reimburse Loyalty Ventures for the aggregate cost of the fiscal year 2021 bonuses in respect of the period beginning on January 1, 2021 and ending on the Distribution paid by Loyalty Ventures to Loyalty Ventures employees.

The Employee Matters Agreement also sets forth the treatment of any outstanding equity awards. Specifically, in connection with the Separation, (i) outstanding ADS equity awards held by individuals who will continue to be employed by or provide services to ADS employees will be equitably adjusted to reflect the difference in the value of ADS common stock before and after the Distribution in a manner that is intended to preserve the overall intrinsic value of the awards by taking into account the relative value of ADS common stock before and after the Distribution, and (ii) outstanding Loyalty Ventures equity awards held by individuals who are then-currently employed by or otherwise providing services to Loyalty Ventures, or whose employment or engagement will be transferred to or will commence with Loyalty Ventures in connection with the Separation, will (i) to the extent granted more than one year prior to the date of record, immediately vest and be settled in shares of ADS common stock and (ii) to the extent granted less than one year prior to the Distribution Date be forfeited and, as soon as reasonably practicable following the Distribution be replaced with a combination of new equity and cash awards and a cash payment, in each case in accordance with the terms of the Employee Matters Agreement in a manner intended to equitably preserve the overall intrinsic value of the ADS equity awards by taking into account the relative value of ADS common stock before the Distribution and the value of Loyalty Ventures common stock after the Distribution.

The Employee Matters Agreement also provides that the Distribution does not constitute a change in control under ADS’ or Loyalty Ventures’ plans, programs, agreements or arrangements.

Registration Rights Agreement

The Registration Rights Agreement provides ADS with certain customary demand registration, shelf takedown and piggyback registration rights with respect to its shares of Loyalty Ventures’ common stock, subject to certain customary limitations.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Effective as of 4:00 p.m. Eastern Time on November 4, 2021, Joseph L. Motes III (the “Resigning Director”) resigned from the Board of Directors (the “Board”) of Loyalty Ventures. The Resigning Director’s resignation from the Board was not due to any disagreement with Loyalty Ventures relating to the operations, practices or policies of Loyalty Ventures.

Appointment of Directors

Effective as of 4:00 p.m. Eastern Time on November 4, 2021, Graham W. Atkinson, Roger H. Ballou, Richard A. Genovese, Charles L. Horn and Barbara L. Rayner were appointed as directors of Loyalty Ventures. Roger H. Ballou was appointed Chair of the Board effective as of 4:00 p.m. Eastern Time on November 4, 2021.

The Information Statement dated October 13, 2021 of Loyalty Ventures (the “Information Statement”) under the section entitled “Management” contains the biographical information about and compensation information for the newly appointed directors. Such information is incorporated by reference in this Item 5.02. There are no arrangements or understandings between any of the directors named above and any other person pursuant to which such director was appointed to the Board. There are no other relationships between the directors named above and Loyalty Ventures that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with their joining the Board, certain directors of Loyalty Ventures were appointed to the Audit, Compensation, and Corporate Governance and Nominating Committees of the Board (the “Committees”) effective as of 4:00 p.m. Eastern Time on November 4, 2021. The current composition of the Committees is as follows:

• • •
the Audit Committee consists of Graham W. Atkinson, Richard A. Genovese and Barbara L. Rayner, with Ms. Rayner serving as the Chair of the Audit Committee;

the Compensation Committee consists of Graham W. Atkinson, Roger H. Ballou and Richard A. Genovese, with Mr. Genovese serving as Chair of the Compensation Committee; and

the Corporate Governance and Nominating Committee consists of Graham W. Atkinson, Roger H. Ballou and Barbara L. Rayner, with Mr. Atkinson serving as Chair of the Corporate Governance and Nominating Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the completion of the Separation, on November 4, 2021, Loyalty Ventures’ Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws became effective. A summary of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is included in the Information Statement under the heading “Description of Capital Stock,” which is incorporated by reference in this Item 5.03.

The foregoing descriptions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are summaries of their material terms and are not complete and are subject to, and qualified in their entirety by, the complete text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws which are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, each of which is incorporated by reference in this Item 5.03.

Item 8.01. Other Events.

    On November 8, 2021, Loyalty Ventures issued a press release announcing the completion of the Separation. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Document Description

*2.1	Separation and Distribution Agreement between Alliance Data Systems Corporation and Loyalty Ventures Inc., dated November 3, 2021.

3.1	Amended and Restated Certificate of Incorporation of Loyalty Ventures Inc.

3.2	Amended and Restated Bylaws of Loyalty Ventures Inc.

*10.1	Transition Services Agreement between Alliance Data Systems Corporation and Loyalty Ventures Inc., dated November 5, 2021.

*10.2	Tax Matters Agreement between Alliance Data Systems Corporation and Loyalty Ventures Inc., dated November 5, 2021.

*10.3	Employee Matters Agreement between Alliance Data Systems Corporation and Loyalty Ventures Inc., dated November 5, 2021.

10.4	Registration Rights Agreement between Alliance Data Systems Corporation and Loyalty Ventures Inc., dated November 5, 2021.

99.1	Press release issued by Loyalty Ventures Inc. dated November 8, 2021, announcing the completion of the Separation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Loyalty Ventures hereby undertakes to furnish supplementally copies of any of the omitted exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loyalty Ventures Inc.

Date: November 8, 2021	By:	/s/ Cynthia L. Hageman
Cynthia L. Hageman
Executive Vice President, General Counsel and Secretary